AMENDMENT TO SERIES H PREFERRED STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO SERIES H PREFERRED STOCK PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of January 5, 2011 (the “Effective Date”), by and among The Quercus Trust (the “Purchaser”), and Entech Solar, Inc., a Delaware corporation (the “Company”). Terms not otherwise defined herein shall have such meaning as contained in the Original Agreement.

WHEREAS, the Purchaser and the Company desire to amend that certain Series H Preferred Stock Purchase Agreement (the “Original Agreement”) dated as of June 25, 2010, by and between the Purchaser and the Company to extend the date such conditions precedent included in the Original Agreement may occur; and

WHEREAS, the Company agrees to issue to the Purchaser shares of its Series H Preferred Stock and warrants to purchase shares of its Common Stock in consideration of such amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.1. Amendment.  Section 4.1 of the Original Agreement is hereby amended to read in its entirety as follows:

“4.1  Conditions Precedent.  Quercus’ obligation to purchase shares of Series H Preferred Stock as contemplated by this Agreement shall be conditioned upon: (i) the death of David Gelbaum, the Company’s Chief Executive Officer and Trustee of Quercus, on or prior to June 30, 2011, and (ii) receipt of life insurance proceeds in the amount of $10,000,000 payable to Quercus upon the death of David Gelbaum in respect of policies currently in effect.  Quercus reserves the right to assign its right to receive such proceeds in the amount of $10,000,000 to the Company (in which event the purchase contemplated hereby shall be effected upon receipt of payment by the Company).  For the avoidance of doubt, Quercus shall not be obligated to purchase any shares of Series H Preferred Stock under the terms of this Agreement except with such life insurance proceeds.”

1.2. Commitment Fee.  In consideration for entering into this Agreement, the Company shall issue to Purchaser on the Effective Date (i) ten (10) shares of Series H Preferred Stock, such shares when issued to be fully paid and non-assessable shares of Series H Preferred Stock, and (ii) a warrant, substantially in the form attached as Exhibit A hereto, to purchase $135,000 of worth of Common Stock at an exercise price equal to the closing price of the Company’s common stock on the trading day immediately prior to the Effective Date.

        2. Miscellaneous.

2.1. Representations and Warranties.  Each of the parties hereto represents and warrants to each of the other parties hereto that (i) such party has all necessary power and authority to execute and deliver this Amendment, (ii) this Amendment has been duly and validly executed and delivered by such party, and (iii) assuming the due authorization, execution and delivery of this Amendment by the other parties, this Amendment constitutes the valid, binding agreement of such party, enforceable against such party in accordance with its terms.

2.2. No Other Amendments.  Except as expressly amended hereby, all of the terms and conditions of the Original Agreement and the other documents entered into in connection with the Original Agreement shall continue in full force and effect.  If there is a conflict between the terms and conditions set forth in this Amendment and the terms and conditions set forth in the Original Agreement, the terms set forth in this Amendment shall prevail.

2.3. Interpretation.  The section headings contained in this Amendment are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

2.4. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE QUERCUS TRUST

By:	/s/ David Gelbaum
Name:	David Gelbaum

Address:
1835 Newport Blvd.
A109 - PMB 467
Costa Mesa, CA 92627

ENTECH SOLAR, INC.

By:	/s/ Shelley Hollingsworth
Name:	Shelley Hollingsworth
Title:	Chief Financial Officer

Address:
13301 Park Vista Blvd., Suite 100
Fort Worth, Texas 76177

EXHIBIT A

FORM OF WARRANT